Exhibit 99.1
Delphi Technologies reports second quarter results
•Revenue outperformance supported by strong year-on-year Power Electronics growth
•25% adjusted decremental margin aided by stringent cost reduction initiatives
•Strong cash management with positive operating cash flow of $10 million
•Secured shareholder approval for transaction with BorgWarner; continue to target close in second half of 2020
LONDON, August 5, 2020 - Delphi Technologies PLC (NYSE: DLPH) (“Delphi Technologies” or the “Company”) today announced financial results for its second quarter 2020.
Q2 2020 results

	Revenue	Operating Income	Net Income per Share - Diluted	Cash From Operations
GAAP	$628 M	$(60) M	$(1.23)	$10 M
vs. Q2 2019	(44)%	(207)%	(497)%	$(60) M

	Adj. Revenue Growth	Adj. Operating Income	Adj. Net Income per Share - Diluted
Non-GAAP	N/A	$(43) M	$(0.58)
vs. Q2 2019	(41)%	(153)%	(200)%

Q2 2020
•Revenue of $628 million decreased 44% from Q2 2019. Adjusting for currency exchange, revenue decreased 41%. The decline was primarily due to lower global production, the closure of customer production sites related to COVID-19 and the downward trend in passenger car diesel fuel injection systems in Europe. This was partially offset by strong growth in Power Electronics.
•On a regional basis, adjusted revenue reflects decreases of 57% in Europe, 61% in North America, and 34% in South America, partially offset by an increase of 13% in Asia Pacific, including an increase of 41% in China.
•Operating loss was $60 million, compared to operating income of $56 million in the prior year period. Adjusted operating loss was $43 million, compared to $81 million of adjusted operating income in the prior year period. The decrease was primarily due to lower volumes, partially offset by structural cost reductions.
•Earnings per diluted share of $(1.23), compared to $0.31 in the prior year period. Excluding special items, earnings per diluted share was $(0.58), compared to $0.58 in the prior year period.
•Cash flow from operating activities was $10 million, compared to $70 million in the prior year period. The year-on-year decrease is primarily due to the decrease in net income, offset by changes in operating assets and liabilities.
•Cash balance of $550 million as of June 30, 2020, including $500 million of funds drawn on the Company’s Revolving Credit Facility.
•The Company executed the sale of a technical center and received cash proceeds of approximately $40 million during the third quarter 2020.

CEO comments
“In the face of the severe economic downturn and complexity caused by the global COVID-19 pandemic, the Delphi Technologies team performed admirably in the second quarter and I could not be more proud of them.” said Richard F. Dauch, Chief Executive Officer of Delphi Technologies.

“Our financial position remained robust, reflecting our ability to execute on our key strategic priorities in the most difficult of environments. We acted decisively to protect the health and safety of our employees and families, as well as taking the necessary steps to preserve and generate cash.

Financial highlights included:

•Strong revenue outgrowth in the quarter, led by more than 40% year-on-year growth in China and 30% year-on-year growth in Power Electronics.
•25% decremental adjusted operating margin, driven by stringent cost control measures and positive momentum of our cost transformation plan.
•Positive operating cash flow of $10 million.
•A cash balance of $550 million at the end of Q2, including the full $500 million of revolving credit facility.

Significantly, since the end of Q2 we have received approximately $40 million in cash from asset sales, which further strengthens our balance sheet.

Delphi Technologies also made major strides in Q2 from an operational perspective.

Operational highlights included:

•Working closely with customers and suppliers across the globe to ensure continuity of supply under rapidly changing business conditions.
•Completing the full qualification and launch of new plants in Mexico, China and Poland as we continue to support OEMs on the path to electrified vehicles.
•Maintaining the timing on all major new business programs launching over the next two years.
•Securing a number of significant new Power Electronics wins, as well as earning a major new GDi program in North America.
•Ensuring GDi remains on track to be break-even by the end of the year, despite significantly lower industry production, and is on a path to deliver long term profitable growth.
•Driving our cost transformation plan, including footprint consolidation and LEAN systems implementation which remains ahead of schedule, and is delivering a payback of less than one year. Year to date, we have closed 17 distribution warehouses, 3 technical centers and one manufacturing site.

Excellent progress continues to be made on the BorgWarner transaction. We have now received regulatory approval from six out of seven jurisdictions, and an overwhelming majority of our shareholders approved the transaction.

In addition, integration and synergy planning for the transaction, which is expected to close this year, is on schedule. I am excited about the future combination of Delphi Technologies with BorgWarner and am even more confident about the value creation opportunity for all of our shareholders.”

Use of non-GAAP financial information
This press release contains information about Delphi Technologies’ financial results which are not presented in accordance with U.S. GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and the Adjusted Effective Tax Rate are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income, net of tax, restructuring, separation and transformation costs, asset impairments, pension charges and Transaction related costs. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.

Adjusted Net Income represents net income attributable to Delphi Technologies before restructuring and other special items, including the tax impact thereon. Adjusted Net Income per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Adjusted Effective Tax Rate represents income tax expense less the income tax related to the adjustments noted above for Adjusted Net Income, divided by income before income taxes less adjustments.

In addition, this press release contains information about the Company’s adjusted revenue, which is presented on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that this presentation provides useful supplemental information regarding changes in our revenue that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its revenue between comparative periods.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income per Share are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable U.S. GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for the Company’s reported results prepared in accordance with U.S. GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Forward-looking statements
This press release, as well as other statements made by Delphi Technologies PLC, contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, the Company’s current views with respect to future events, including the proposed acquisition of the Company by BorgWarner (the “proposed transaction” or the “Transaction”) and financial performance, or that are based on its management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains; uncertainties around the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our financial condition and results of operations; global and regional economic conditions, including conditions affecting the credit market and those resulting from the United Kingdom referendum held on June 23, 2016 in which voters approved an exit from the European Union, commonly referred to as “Brexit”;  risks inherent in operating as a global company, such as, fluctuations in interest rates and foreign currency exchange rates and economic, political and trade conditions around the world; the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to the Company’s products; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the North American Free Trade Agreement; the ability of the Company to achieve the intended benefits from its separation from its former parent or from acquisitions the Company may make; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; the ability of the Company to attract and retain customers; changes in the costs of raw materials; the Company’s indebtedness, including the amount thereof and capital availability and cost; the cost and outcome of any claims, legal proceedings or investigations; the failure or breach of information technology systems; severe weather conditions and natural disasters and any resultant disruptions on the supply or production of goods or services or customer demands; acts of war and/or terrorism, as well as the impact of actions taken by governments as a result of further acts or threats of terrorism; the possibility that the proposed transaction will not be completed; failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock and on the Company’s or BorgWarner’s operating results; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate the Company’s businesses; negative effects relating to any further announcements relating to the proposed transaction on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond the Company’s control.
Additional factors are discussed under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law. All subsequent written and oral forward-looking statements attributable to the Company or its directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

About Delphi Technologies
Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.
Contacts
Investor Relations contact:
Sherief Bakr
sherief.bakr@delphi.com
+44 203 057 4241

Corporate:
Anna Mitchell (Global/UK)
anna.mitchell@delphi.com
+44 7919 293 056

Kristen Kinley (Global/Americas)
kristen.kinley@delphi.com
+1 248 535 3930

# # #

DELPHI TECHNOLOGIES PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Net sales	$628	$1,121	$1,573	$2,272
Operating expenses:
Cost of sales	602	955	1,426	1,938
Selling, general and administrative	74	103	169	207
Amortization	3	2	6	8
Restructuring	9	5	52	8
Total operating expenses	688	1,065	1,653	2,161
Operating (loss) income	(60)	56	(80)	111
Interest expense	(22)	(18)	(38)	(36)
Other income (expense), net	9	8	11	(4)
(Loss) income before income taxes and equity income	(73)	46	(107)	71
Income tax expense	(27)	(14)	(47)	(22)
(Loss) income before equity income	(100)	32	(154)	49
Equity income, net of tax	(2)	(1)	(2)	1
Net (loss) income	(102)	31	(156)	50
Net income attributable to noncontrolling interest	4	4	7	7
Net (loss) income attributable to Delphi Technologies	$(106)	$27	$(163)	$43

Net income per share attributable to Delphi Technologies:
Basic	$(1.23)	$0.31	$(1.89)	$0.49
Diluted	$(1.23)	$0.31	$(1.89)	$0.49
Weighted average ordinary shares outstanding:
Basic	86.33	87.77	86.25	88.11
Diluted	86.33	88.11	86.25	88.33

DELPHI TECHNOLOGIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$550	$191
Accounts receivable, net	703	821
Inventories, net	373	447
Other current assets	128	189
Total current assets	1,754	1,648
Long-term assets:
Property, net	1,435	1,509
Investments in affiliates	40	42
Intangible assets, net	44	53
Goodwill	6	7
Deferred income taxes	260	269
Other long-term assets	230	219
Total long-term assets	2,015	2,099
Total assets	$3,769	$3,747
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$58	$40
Accounts payable	480	717
Accrued liabilities	486	466
Total current liabilities	1,024	1,223
Long-term liabilities:
Long-term debt	1,914	1,455
Pension and other postretirement benefit obligations	367	404
Other long-term liabilities	200	210
Total long-term liabilities	2,481	2,069
Total liabilities	3,505	3,292
Total Delphi Technologies shareholders’ equity	132	315
Noncontrolling interest	132	140
Total shareholders’ equity	264	455
Total liabilities and shareholders’ equity	$3,769	$3,747

DELPHI TECHNOLOGIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2020	2019
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(156)	$50
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	112	104
Impairment of assets	5	8
Restructuring expense, net of cash paid	—	(11)
Deferred income taxes	4	(2)
Pension and other postretirement benefit expenses	—	18
Income from equity method investments	2	(1)
Other, net	4	8
Changes in operating assets and liabilities:
Accounts receivable, net	157	(6)
Inventories, net	74	(32)
Accounts payable	(188)	(13)
Other, net	38	(6)
Pension contributions	(11)	(26)
Net cash provided by operating activities	41	91
Cash flows from investing activities:
Capital expenditures	(145)	(234)
Proceeds from sale of property	9	5
Dividends from equity method investment	1	—
Cost of technology investments	(1)	—
Settlement of undesignated derivatives	(1)	(1)
Net cash used in investing activities	(137)	(230)
Cash flows from financing activities:
Net repayments under other short-term debt agreements	(1)	—
Repayments under long-term debt agreements	(19)	(19)
Net borrowings under revolving credit facility	500	—
Dividend payments of consolidated affiliates to minority shareholders	(8)	(8)
Repurchase of ordinary shares	—	(29)
Taxes withheld and paid on employees’ restricted share awards	(2)	(2)
Fees associated with amendments to long-term debt agreements	(9)	—
Net cash provided by (used in) financing activities	461	(58)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(6)	—
Increase (decrease) in cash, cash equivalents and restricted cash	359	(197)
Cash, cash equivalents and restricted cash at beginning of period	191	360
Cash, cash equivalents and restricted cash at end of period	$550	$163

DELPHI TECHNOLOGIES PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%	2020	2019	%
	(in millions)			(in millions)
Net Sales
Fuel Injection Systems	$238	$451	(47)%	$631	$905	(30)%
Powertrain Products	142	314	(55)%	403	641	(37)%
Electrification & Electronics	155	211	(27)%	333	454	(27)%
Aftermarket	128	214	(40)%	302	407	(26)%
Corporate Costs and Other[1]	(35)	(69)	(49)%	(96)	(135)	(29)%
Net Sales	$628	$1,121		$1,573	$2,272

Adjusted Operating Income
Fuel Injection Systems	$(29)	$37	(178)%	$(11)	$60	(118)%
Powertrain Products	7	48	(85)%	42	109	(61)%
Electrification & Electronics	(5)	11	(145)%	(4)	28	(114)%
Aftermarket	6	21	(71)%	21	36	(42)%
Corporate Costs and Other[1]	(22)	(36)	(39)%	(51)	(65)	(22)%
Adjusted Operating Income	$(43)	$81		$(3)	$168

[1]
Corporate Costs and Other includes corporate related expenses not allocated to operating segments, which primarily includes executive administration, corporate finance, legal, human resources, supply chain management and information technology. This column also includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi Technologies for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	86.33	87.77	86.25	88.11
Dilutive shares related to restricted stock units[1]	—	0.34	—	0.22
Weighted average ordinary shares outstanding, including dilutive shares	86.33	88.11	86.25	88.33
Net income per share attributable to Delphi Technologies:
Basic	$(1.23)	$0.31	$(1.89)	$0.49
Diluted	$(1.23)	$0.31	$(1.89)	$0.49
Anti-dilutive securities share impact	$—	$—	$—	$—
[1] Due to losses during the three and six months ended June 30, 2020, 0.15 million shares and 0.13 million shares, respectively, are not include because the effect would be anti-dilutive.

DELPHI TECHNOLOGIES PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Operating Income,” “Adjusted Net Income” and “Adjusted Net Income per Share.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income, net, income tax expense, equity income, net of tax, restructuring, separation and transformation costs, asset impairments, pension charges and Transaction related costs. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net (loss) income attributable to Delphi Technologies	$(106)		$27		$(163)		$43
Net income attributable to noncontrolling interest	4		4		7		7
Net (loss) income	(102)		31		(156)		50
Equity loss (income), net of tax	2		1		2		(1)
Income tax expense	27		14		47		22
Other (income) expense, net	(9)		(8)		(11)		4
Interest expense	22		18		38		36
Operating (loss) income	(60)	(9.6)%	56	5.0%	(80)	(5.1)%	111	4.9%
Restructuring	9		5		52		8
Separation and transformation costs[1]	—		13		3		31
Transaction related costs[2]	5		—		17		—
Asset impairments	2		5		2		8
Pension charges[3]	1		2		3		10
Adjusted operating (loss) income	$(43)	(6.8)%	$81	7.2%	$(3)	(0.2)%	$168	7.4%

[1]	Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.
[2]	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
[3]	Pension charges include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2020	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other[1]	Total
Operating (loss) income	$(39)	$5	$(3)	$4	$(27)	$(60)
Restructuring	8	2	(3)	1	1	9
Separation and transformation costs[2]	—	—	—	1	(1)	—
Asset impairments	1	—	1	—	—	2
Pension charges[3]	1	—	—	—	—	1
Transaction related costs[4]	—	—	—	—	5	5
Adjusted operating (loss) income	$(29)	$7	$(5)	$6	$(22)	$(43)

Depreciation and amortization[5]	$31	$10	$12	$2	$—	$55

Three Months Ended June 30, 2019	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other[1]	Total
Operating income (loss)	$32	$46	$6	$20	$(48)	$56
Restructuring	1	1	1	—	2	5
Separation and transformation costs[2]	—	—	3	—	10	13
Asset impairments	2	1	1	1	—	5
Pension charges[3]	2	—	—	—	—	2
Adjusted operating income (loss)	$37	$48	$11	$21	$(36)	$81

Depreciation and amortization[5]	$32	$12	$11	$2	$—	$57

Six Months Ended June 30, 2020	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other[1]	Total
Operating (loss) income	$(55)	$32	$(5)	$19	$(71)	$(80)
Restructuring	40	10	(2)	1	3	52
Separation and transformation costs[2]	—	—	2	1	—	3
Asset impairments	1	—	1	—	—	2
Pension charges[3]	3	—	—	—	—	3
Transaction related costs[4]	—	—	—	—	17	17
Adjusted operating (loss) income	$(11)	$42	$(4)	$21	$(51)	$(3)

Depreciation and amortization[5]	$61	$21	$25	$3	$1	$111

Six Months Ended June 30, 2019	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other[1]	Total
Operating income (loss)	$45	$103	$19	$34	$(90)	$111
Restructuring	4	1	1	—	2	8
Separation and transformation costs[2]	—	1	7	—	23	31
Asset impairments	2	4	1	1	—	8
Pension charges[3]	9	—	—	1	—	10
Adjusted operating income (loss)	$60	$109	$28	$36	$(65)	$168

Depreciation and amortization[5]	$60	$26	$21	$3	$—	$110

[1]	Corporate Costs and Other includes corporate related expenses not allocated to operating segments, which primarily includes executive administration, corporate finance, legal, human resources, supply chain management and information technology. This column also includes the elimination of inter-segment transactions.
[2]	Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.
[3]	Pension charges include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.
[4]	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
[5]	Includes asset impairments, with the exception of $3 million of impairments for the six months ended June 30, 2020 that was recorded in other income (expense), net.

Adjusted Net Income and Adjusted Net Income per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi Technologies, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Net (loss) income attributable to Delphi Technologies	$(106)	$27	$(163)	$43
Adjusting items:
Restructuring	9	5	52	8
Separation and transformation costs[1]	(3)	13	—	31
Asset impairments	2	5	5	8
Pension charges[2]	1	2	3	25
Transaction related costs[3]	5	—	17	—
Tax adjustments[4]	42	(1)	55	(5)
Adjusted net income attributable to Delphi Technologies	$(50)	$51	$(31)	$110

Weighted average number of diluted shares outstanding	86.33	88.11	86.25	88.33
Diluted net income per share attributable to Delphi Technologies	$(1.23)	$0.31	$(1.89)	$0.49
Adjusted net income per share	$(0.58)	$0.58	$(0.36)	$1.25

[1]	Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.
[2]	Pension charges include a one-time plan curtailment charge, additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.
[3]	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
[4]	Represents an adjustment to income tax expense related to the tax impact of a one-time intercompany transaction, changes in tax law recognized at the date of enactment and the income tax impacts of the adjustments made for restructuring and other special items by calculating the anticipated income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred. In addition, for the three and six months ended June 30, 2020, in response to expected earnings volatility related to the impacts of COVID-19, included in this line is an adjustment to present an adjusted effective tax rate of 25%, as otherwise the adjusted effective tax rate would not be representative of a normalized effective tax rate.